Exhibit 10.10

Execution Copy

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

Dated as of July 1, 2008

By and Among

BANK OF AMERICA, N.A.,
AS COLLATERAL AGENT

And

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT UNDER THE CREDIT
FACILITY AGREEMENT ON BEHALF OF THE SECURED LENDER PARTIES

And

THE INSTITUTIONAL INVESTORS LISTED ON SCHEDULE 1 HERETO, AS NOTEHOLDERS

WITH RESPECT TO INDEBTEDNESS ISSUED BY KAPSTONE KRAFT PAPER CORPORATION

ATTACHMENTS TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT:

Schedule 1 — Information relating to the Noteholders

Exhibit A — List of Security Documents

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of July 1, 2008 (this “Agreement”), is entered into by and among (i) Bank of America, N.A., in its capacity as Collateral Agent (as hereinafter defined), (ii) Bank of America, N.A., in its capacity as administrative agent (the “Credit Facility Agent”) under the Credit Facility Agreement (as hereinafter defined) on behalf of itself and each of the Secured Lender Parties (as hereinafter defined), (iii) each of the institutional investors listed on Schedule 1 attached hereto (together with their respective successors and assigns, each a “Noteholder” and collectively, the “Noteholders”), (iv) the Company (as hereinafter defined) and (v) the Guarantors (as hereinafter defined).

RECITALS:

A.    KapStone Kraft Paper Corporation, a Delaware corporation (the “Company”), is concurrently herewith entering into that certain Note Purchase Agreement dated as of July 1, 2008 (as amended, supplemented or restated from time to time, the “Note Agreement”) with the institutional investors listed on Schedule 1 attached thereto, (the “Holders”) pursuant to which the Holders are purchasing from the Company those certain 8.30% senior secured notes due 2015 in the original aggregate principal amount of $40,000,000 (as amended, supplemented or restated from time to time, the “Private Placement Notes”).

B.    The Company has heretofore entered into that certain Credit Agreement dated as of June 12, 2008 with the Credit Facility Lenders and the Credit Facility Agent (as amended, supplemented or restated from time to time, the “Credit Facility Agreement”), pursuant to which the Credit Facility Lenders may from time to time make certain extensions of credit to the Company in an aggregate amount not to exceed $515,000,000.

C.    The obligations of the Company to the Noteholders under the Note Agreement and the Private Placement Notes and the other Note Documents, the obligations of the Company to the Credit Facility Lenders, the Credit Facility Agent and the other Secured Lender Parties under the Credit Facility Agreement and the other Credit Facility Loan Documents (as hereinafter defined), and the other Senior Secured Obligations (as hereinafter defined), if any, will be secured equally and ratably by the Collateral (as hereinafter defined) pursuant to certain documents set forth on Exhibit A hereto and the other Security Documents and administered in accordance with the terms and conditions hereof and thereof.  The Noteholders, and the Credit Facility Agent on behalf of the Secured Lender Parties desire to appoint Bank of America, N.A. as the collateral agent (the “Collateral Agent”) to act on behalf of the Noteholders and the Secured Lender Parties regarding the Collateral, all as more fully provided herein.  The parties hereto have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Noteholders, and the Secured Lender Parties regarding their equal and ratable interests in the Collateral.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           DEFINITIONS.

Section 1.1.           Definitions.  The following terms shall have the meanings assigned to them below in this Section 1.1 or in the provisions of this Agreement referred to below:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” is defined in the preamble hereof, and shall include such agreement as amended, restated, supplemented or otherwise modified in accordance with its terms.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, New York, New York or Charlotte, North Carolina are required or authorized to be closed.

“Cash Equivalent Investments” shall mean, (a) direct obligations of the United States Government or any agencies thereof and obligations guaranteed by the United States Government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 60 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Cash Management Agreements” shall mean the Cash Management Agreements under and as defined in the Credit Facility Agreement.

“Collateral” shall mean all collateral under, and cash received in respect of, the Security Documents.

“Collateral Agent” shall be the party identified as such in the Recitals hereof, and its successors and permitted assigns.

“Commitment” means the “Commitment” under and as defined in the Credit Facility Agreement as in effect on the date hereof.

“Company Proceeds” shall have the meaning assigned thereto in Section 2.1(c).

“Credit Facility Agent” shall have the meaning assigned thereto in the Recitals hereof, and shall include its successors and permitted assigns.

“Credit Facility Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Credit Facility Agreement Obligations” shall mean the “Obligations” under and as defined in the Credit Facility Agreement as in effect on the date hereof.

“Credit Facility Loan Documents” mean the “Loan Documents” under and as defined in the Credit Facility Agreement as in effect on the date hereof.

“Credit Facility Lenders” shall mean the financial institutions from time to time party to the Credit Facility Agreement as Lenders thereunder and as defined therein and their successors and permitted assigns.

“Credit Facility Notes” shall mean the “Notes” under and as defined in the Credit Facility Agreement as in effect on the date hereof.

“Creditor” shall mean any one of the Noteholders or the Secured Lender Parties, but, in each case, only in such capacity, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Person in such capacity.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Default Notice” shall have the meaning assigned thereto in Section 5.2.

“Disallowed Obligations” shall have the meaning assigned thereto in Section 5.10(b).

“Enforcement Event” shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any Subsidiary, (b) the acceleration of the obligations pursuant to the Private Placement Notes or Private Placement Note Purchase Agreement or the Credit Facility Agreement Obligations or (c) the exercise of any remedy by the Collateral Agent against the Company or any Subsidiary with respect to the Collateral.

“Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” under the terms of the Note Agreement, the Credit Facility Agreement  or any Security Document.

“Financing Documents” means the Credit Facility Loan Documents and the Note Documents.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranties” shall mean each of the Guaranty (as defined in the Credit Facility Agreement and the Guaranty Agreement (as defined in the Note Agreement), as applicable) as each is in effect on the date hereof and as each may be amended, restated, supplemented, replaced or otherwise modified in accordance with the terms thereof.

“Guarantors” shall mean the “Guarantors” under and as defined in the Credit Facility Agreement and/or the Note Agreement, as applicable.

“Hedging Agreements” shall mean the Secured Hedge Agreements under and as defined in the Credit Facility Agreement.

“Indemnity Share” shall have the meaning assigned thereto in Section 4.6.

“L/C Issuer” shall mean the L/C Issuer under and as defined in the Credit Facility Agreement, and shall include any successor thereof.

“Letter of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.8 hereof.

“Letter of Credit Exposure” shall mean, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired Letters of Credit and (b) the aggregate unpaid reimbursement obligations of the Company in respect of drawings under any Letter of Credit.

“Letters of Credit” shall mean all Letters of Credit issued under or pursuant to the Credit Facility Agreement.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Majority Creditors” shall mean Creditors holding more than 50% of the sum of (a) the aggregate outstanding principal amount of the indebtedness evidenced by the Private Placement Notes and (b) Total Outstandings (as defined in the Credit Facility Agreement).

“Non-Indemnifying Creditor” shall have the meaning assigned thereto in Section 4.6.

“Note Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Note Documents” shall mean the Note Agreement, the Private Placement Notes and all other “Transaction Documents” under and as defined in the Note Agreement as in effect on the date hereof.

“Noteholders” shall mean the parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of an Event of Default.

“Outstanding Amount” shall have the meaning assigned thereto in the Credit Facility Agreement as in effect on the date hereof.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Preferential Amount” shall mean, with respect to any Creditor, an amount equal to (a) the outstanding principal amount of any Loans under the Credit Facility Agreement owed to such Creditor, the outstanding principal amount of any Private Placement Notes held by such Creditor, the outstanding amount of such Creditor’s Letter of Credit Exposure and/or the outstanding amount of all obligations of the Company or any of its Affiliates owed to such Creditor in respect of any Cash Management Agreements on the date of the occurrence of the Sharing Date with respect to an Enforcement Event, less (b) the outstanding principal amount of any Loans under the Credit Facility Agreement owed to such Creditor, the outstanding principal amount of any Private Placement Notes held by such Creditor, the outstanding amount of such Creditor’s Letter of Credit Exposure and/or the outstanding amount of all obligations of the Company or its Affiliates owed to such Creditor in respect of any Cash Management Agreement on the date of such Enforcement Event.

“Requisite Creditors” shall mean (a) the Noteholders holding obligations under the Private Placement Notes, the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Note Agreement and (b) the Credit Facility Lenders the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Credit Facility Agreement, in each case, voting as a separate class.

“Returned Amount” shall have the meaning assigned thereto in Section 5.11.

“Secured Lender Parties” shall mean the Credit Facility Agent, the L/C Issuer, the Credit Facility Lenders and any Hedge Bank (as defined in the Credit Facility Agreement) and any Cash Management Bank (as defined in the Credit Facility Agreement).

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” shall mean the documents set forth on Exhibit A hereto including all agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as amended or amended and restated in conjunction herewith, or as may be amended, restated, replaced, supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof.  Security Documents shall not include the Note Agreement, the Private Placement Notes, the Credit Facility Notes or the Credit Facility Agreement.

“Senior Secured Obligations” shall mean collectively (a) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Noteholders under the Note Documents (including, but not limited to, all unpaid principal of, and the Yield-Maintenance Amount, if any, and accrued and unpaid interest on, the Private Placement Notes) and (b) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Secured Lender Parties under the Credit Facility Loan Documents (including, but not limited to, all amounts owed in respect of Secured Hedge Agreements or Cash Management Agreements of the Company or its Affiliates owing to a Credit Facility Secured Creditor or any of its Affiliates) and any other Credit Facility Agreement Obligation, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company and their Affiliates to the Creditors arising out of any extension, refinancing or refunding of any of the foregoing obligations.

“Sharing Date” with respect to an Enforcement Event shall mean the earliest date on or prior to the date of such Enforcement Event (a) on which a Sharing Event occurred and (b) on each date after which, until the date of such Enforcement Event, one or more Sharing Events were in effect.

“Sharing Event” shall mean the delivery to the Collateral Agent or the Credit Facility Agent of written notice (which notice the Collateral Agent or the Credit Facility Agent, as the case may be, shall promptly forward to each Creditor or to such Creditor’s agent or representative) of, or the actual knowledge of the Collateral Agent or the Credit Facility Agent of, (a) the occurrence of any Specified Event of Default, or (b) any refusal by any Secured Lender Party to make any loan under the Credit Facility Agreement or issue any Letter of Credit requested by the Company, either when obligated to do so under the Credit Facility Agreement or on the grounds that an Event of Default has occurred or that a representation or warranty of the Company is not true as of the date of the requested loan or Letter of Credit where such loan or issuance would not cause the Company to exceed the limitations set forth in Section 2.01 or 2.03 of the Credit Facility Agreement, so long as such refusal continues for a period of at least three (3) consecutive Business Days. Any Sharing Event occurring under clause (b) shall be deemed to have ceased to be in effect at such time as the Secured Lender Parties make loans and issue Letters of Credit under the Credit Facility Agreement as requested by the Company.

“Specified Event of Default” shall mean (a) any default in any payment of any Senior Secured Obligation when due, (b) an Event of Default described in Section 8.01(d) of the Credit Facility Agreement or clause (vii) of paragraph 7A of the Note Agreement, or (c) an Event of

Default described in clause 8.01(e)(i) of the Credit Facility Agreement or clause (v) of paragraph 7A of the Note Agreement, provided that any Specified Event of Default which occurs under this clause (c) shall, unless otherwise agreed by the Credit Facility Agent and the Required Holders (as defined in the Note Agreement), be deemed to have ceased to be in effect if such Specified Event of Default has been cured or waived (in accordance with the provisions of the Credit Facility Agreement and/or the Note Agreement, as applicable) or if, within 365 days of the occurrence thereof, no Enforcement Event, Sharing Event described in clause (b) of the definition thereof, or Specified Event of Default described in clause (a) or (b) of this definition has occurred.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which at least a majority of the outstanding voting securities shall be beneficially owned, directly or indirectly, by such Person.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Yield-Maintenance Amount” shall have the meaning assigned thereto in the Note Agreement as in effect on the date hereof.

Section 1.2.                                Effectiveness of this Agreement.  The effectiveness of this Agreement is conditioned upon the execution and delivery of (a) this Agreement by the Collateral Agent, the Noteholders and the Credit Facility Agent, (b) the Note Agreement by each of the parties thereto and the Private Placement Notes by the Company, (c) the Credit Facility Agreement by each of the parties thereto and (d) the Security Documents by each of the parties thereto that are necessary for such agreements to be legally effective.

SECTION 2.                                RELATIONSHIPS AMONG SECURED PARTIES.

Section 2.1.                                Equal and Ratable Sharing of Collateral.

(a)                                  The equal and ratable sharing of Collateral by the Creditors as provided for by this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Note Agreement, the Credit Facility Agreement or the institution of any Bankruptcy Proceeding unless expressly agreed to in writing by the Requisite Creditors.

(b)                                 Notwithstanding the order or time of attachment of, or the order, time, or manner of perfection or the order or time of filing or recordation of any document or instrument, or other method of perfecting any Lien which may have heretofore been, or may hereafter be, granted to, or created in favor of, any Creditor (in its capacity as such) in any property or assets included or intended to be included in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any Financing Document or Security Document and notwithstanding any provision of the Uniform Commercial Code (as in effect in any applicable jurisdiction) or other applicable law, the Collateral Agent shall have a senior priority lien on and security interest in the Collateral.  No Creditor (in its capacity as such) shall have apart from its interest as provided herein and in the Security Documents, (i) any Lien on or security interest in the property and assets included in the Collateral or (ii) any Lien on or security interest in any other property or assets of the Company or any Subsidiary, and, notwithstanding the foregoing, to the extent any Creditor acquires any such Liens or security interests, such Creditor shall be deemed to (and by its acceptance of this Agreement agrees to) hold those Liens and security interests for the ratable benefit of all Creditors and such property or assets shall be deemed a part of the Collateral.

(c)                                  All proceeds received by the Collateral Agent or any Creditor upon the sale, exchange, collection, foreclosure, or other disposition of or realization upon all or any part of the Collateral, in each case pursuant to the exercise of remedies under any Financing Document or any Security Document, or upon any collection or enforcement under any guaranty of the Senior Secured Obligations in connection with, or during the existence of, an Enforcement Event and any payment received by the Collateral Agent or any Creditor with respect to the Senior Secured Obligations on or after the occurrence of an Enforcement Event (together, the “Company Proceeds”), which term shall include, without limitation, (i) the proceeds of any liquidation, foreclosure sale, enforcement of any Lien, or other realization upon any Collateral or of any collection or enforcement under any guaranty of the Senior Secured Obligations, together with any other sums thereafter received by any Creditor or the Collateral Agent as part of the Collateral (including, without limitation, all amounts received by the Collateral Agent or any Creditor pursuant to the exercise by it of any right of set off in respect of the Senior Secured Obligations held by it) and (ii) the proceeds of any distributions of Collateral received by any Creditor or the Collateral Agent in respect of any amounts owing to it under any of the Financing Documents following any marshaling of the assets of the Company (whether in bankruptcy, reorganization, winding up proceedings or similar proceedings, or otherwise), or following confirmation of any plan of arrangement or plan of reorganization of Company or any guarantor, shall be delivered to the Collateral Agent and distributed among the Creditors and the Collateral Agent as set forth in Section 5.8.

(d)                                 Subject to clause (e) below, upon the occurrence of an Enforcement Event each Creditor shall deliver such Creditor’s Preferential Amount, if any, to the Collateral Agent, which shall be distributed among the Creditors and the Collateral Agent as set forth in Section 5.8.

(e)                                  Notwithstanding the provision of subsection (c) and (d) of this Section 2.1, upon agreement between the Collateral Agent and any Creditor who is required to deliver any Company Proceeds or Preferential Amount to the Collateral Agent under either such subsection, such Creditor may deliver an amount of such Company Proceeds or Preferential Amount which is net of the amount thereof which would be distributed to such Creditor under Section 5.8, in which event such Creditor shall be deemed to have delivered the full amount of such Company Proceeds or Preferential Amount to the Collateral Agent and to have received the amount thereof which would have been distributed to such Creditor under Section 5.8 for all purposes hereof.

Section 2.2.                                Restrictions on Actions.  Each Creditor agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security

Documents or with respect to the Collateral.  Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a)                                  refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b)                                 refrain from (1) selling any Senior Secured Obligations to the Company or any Affiliate of the Company or (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Company or any Affiliate of the Company, except (i) the Guaranties, including any joinders thereto pursuant to Section 6.10(a) of the Credit Facility Agreement or paragraph 5K of the Note Agreement and (ii) any other guaranty or security granted to the Collateral Agent for the benefit of all Creditors; and

(c)                                  refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default or exercising any rights of set-off against any account of the Company or any of its Affiliates (other than in connection with ordinary course set-off rights including, but not limited to, for the payment of account fees);

provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from exercising any remedy under its documents that does not exercise a right under the Security Documents or with respect to the Collateral, constitute a demand for payment under the Guaranties or constitute an exercise of rights of set-off against an account of the Company or any of its Affiliates (other than in connection with ordinary course set-off rights including, but not limited to, for the payment of account fees).  For the avoidance of doubt, the Creditors agree that this Section 2.2 shall not prohibit any of the following: (i) imposing a default rate of interest in accordance with the Note Agreement, the Private Placement Notes or the Credit Facility Agreement, as applicable, (ii) ceasing to honor requests for credit extensions of any kind including the issuance, extension or increase of Letters of Credit, (iii) ceasing to continue or make Eurodollar Rate Loans under and as defined in the Credit Facility Agreement, (iv) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement, (v) exercising any right of setoff, recoupment or similar right; provided that, with respect to this clause (v) and other than in connection with ordinary course set-off rights (including, but not limited to, for the payment of account fees), such action has been authorized in writing by the Majority Creditors and the amounts so set-off or recouped shall constitute Collateral for purposes of this Agreement and the Creditor shall promptly cause such amounts to be delivered to the Collateral Agent for application pursuant to Section 5.8, (vi) accelerating the obligations pursuant to the Private Placement Notes or Private Placement Note Purchase Agreement or the Credit Facility Agreement Obligations in accordance with the Note Agreement, the Private Placement Notes or the Credit Facility Agreement, as applicable, or (vii) subject to subsection (b) above, agreeing to new or modified covenants and other terms under, or otherwise amending, the Note Agreement, the Private Placement Notes or the Credit Facility Agreement, as applicable.

Section 2.3.                                Representations and Warranties.

(a)                                  Each of the parties hereto represents and warrants to the other parties hereto that:

(i)                                     the execution, delivery and performance by such Person of this Agreement has been duly authorized by all necessary corporate proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Person; and

(ii)                                  the execution, delivery and performance by such Person of this Agreement will result in a valid and legally binding obligation of such Person enforceable in accordance with its terms.

(b)                                 The Credit Facility Agent represents and warrants to the other parties hereto that it is authorized to execute this Agreement on behalf of itself and each other Credit Facility Secured Creditor and the execution, delivery and performance by the Credit Facility Agent of this Agreement will result in a valid and legally binding obligation of each Credit Facility Secured Creditor enforceable in accordance with its terms.

Section 2.4.                                Cooperation; Accountings.  Each of the Creditors will, upon the reasonable request of another Creditor, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement.  Each of the Noteholders and the Credit Facility Agent, on behalf of the Secured Lender Parties, agree to provide to each other upon reasonable request a statement of all payments received in respect of Senior Secured Obligations.

Section 2.5.                                Termination of Note Agreement or Credit Facility Agreement.  Upon payment in full to any Creditor of all Senior Secured Obligations of such Creditor, and, in the case of the Credit Facility Lenders, the termination of such Credit Facility Lender’s Commitment and the expiration or cancellation of any Letter of Credit under such facility, and provided that no Sharing Event or Enforcement Event shall be continuing at such time, such Creditor (a “Former Creditor”) shall, subject to Section 5.11 hereof, cease to be a party to this Agreement; provided, however, if all or any part of any payments to any Creditor made prior to such Former Creditor ceasing to be a party to this Agreement become a Returned Amount, then this Agreement in respect of such Former Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

SECTION 3.                                APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT.

(a)                                  Each Creditor and each other holder of Senior Secured Obligations by its acceptance thereof hereby designates and appoints Bank of America, N.A. as the Collateral Agent of such Creditor under this Agreement and the Security Documents.  The appointment made by this Section 3(a) is given for valuable consideration and coupled with an interest and, subject to Section 4.8, is irrevocable so long as the Senior Secured Obligations, or any part thereof, shall remain unpaid or any Credit Facility Lender is obligated to fund its Commitment or make or fund any advances under the Letters of Credit.

(b)                                 Each Creditor and each other holder of Senior Secured Obligations by its acceptance thereof hereby irrevocably authorizes Bank of America, N.A. as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement or the Financing Documents or the Requisite Creditors, (4) act as its agent for perfection and (5) exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof together with such powers as are reasonably incidental thereto.

(c)                                  Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or this Agreement or otherwise be deemed to exist for, be undertaken by or apply to the Collateral Agent.

(d)                                 The relationship between the Collateral Agent and each of the Creditors is that of an independent contractor.  The use of the term “Collateral Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Collateral Agent and each of the Creditors.  Nothing contained in this Agreement nor the other Security Documents shall be construed to create an agency, trust or other fiduciary relationship between the Collateral Agent and any of the Creditors or the Company.  As an independent contractor empowered by the Creditors to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Security Documents, the Collateral Agent is nevertheless a “representative” of the Creditors, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Creditors and the Collateral Agent with respect to all Collateral.  Such actions include the designation of the Collateral Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Senior Secured Obligations, all for the benefit of the Creditors and the Collateral Agent.

SECTION 4.                                AGENCY PROVISIONS.

Section 4.1.                                Delegation of Duties.  The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.  The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company (and shall constitute a Senior Secured Obligation under the Security Documents and hereunder) and shall be subject to the indemnity provisions of Section 4.6.

Section 4.2.                                Exculpatory Provisions.  Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Company or any officer, representative, agent or employee thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement or any Security Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or for any failure of the Company to perform its obligations thereunder.  The Collateral Agent shall be under no obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents or any of the Note Documents or the Credit Facility Loan Documents.

Section 4.3.                                Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or any Security Document unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of Section 5.6 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4.                                Knowledge or Notice of Default or Event of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received written notice from a Creditor or the Company referring to the Note Agreement or the Credit Facility Agreement, describing such Default or Event of Default, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry; provided that the failure of any Creditor to provide such notice shall not impair any rights of such Creditor hereunder.

Section 4.5.                                Non-Reliance on Collateral Agent and Other Creditors.  Each Creditor expressly acknowledges that except as set forth in Section 2.3(a) hereof, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it.  Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company.  Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company.  The Collateral Agent shall have no duty or responsibility to provide any Creditor with information concerning the business, operations, property, financial or other condition, or creditworthiness of Company that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates; provided, however, that the foregoing shall not alter the obligations of the Credit Facility Agent (in its capacity as such) under the Credit Facility Agreement to deliver to the Credit Facility Lenders certain financial information and other notices.

Section 4.6.                                Indemnification.

(a)                                  Each Creditor agrees to indemnify the Collateral Agent and its employees, directors, officers, agents and attorneys-in-fact in their capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to its respective share of the sum of the aggregate outstanding principal amount of indebtedness evidenced by the Private Placement Notes and the aggregate Outstanding Amount under the Credit Facility Agreement and all amounts owed in respect of Secured Hedge Agreements or Cash Management Agreements by the Company or its Affiliates from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to the Security Documents, the actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof; provided that no Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct.  If any Creditor (a “Non-Indemnifying Creditor”) fails to tender payment of its ratable share of any of such Indemnified Liabilities (its “Indemnity

Share”), then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions of Collateral otherwise payable to such Non-Indemnifying Creditor an amount equal to its Indemnity Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Indemnity Share.  The Collateral Agent shall also have the right to collect from such Non-Indemnifying Creditor, or withhold from any distributions to otherwise be made to such Non-Indemnifying Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Indemnifying Creditor’s Indemnity Share.  The agreements in this Section 4.6(a) shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

(b)                                 The Company agrees to indemnify the Collateral Agent its employees, directors, officers, agents and attorneys-in-fact in their capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to (i) the Security Documents, (ii) the actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Person to be indemnified hereunder is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of such indemnitee and (iv) the payment, failure to pay, or delay in payment of any taxes in respect of the granting of security under this Agreement or the Security Documents, any stamp or other taxes in respect of Senior Secured Obligations, or any other taxes imposed upon or assessed against the Collateral Agent relating to or, in connection with its services hereunder and thereunder (but excluding therefrom net income taxes and franchise taxes in lieu of net income taxes imposed on the Collateral Agent as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax and the Collateral Agent (except a connection arising solely from the Collateral Agent having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Security Documents or any of the Financing Documents), provided that the Company shall not be liable under this Section 4.6(b) for any such loss, claim, damage, liability, expense or obligation incurred by the Collateral Agent to the extent resulting from its own gross negligence or willful misconduct.  It is the express intention of the parties hereto that each Person to be indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Person.  The Company shall also reimburse any Creditor upon demand for any indemnification obligation in respect of which such Creditor shall become liable to the Collateral Agent as contemplated by Section 4.6(a) of this Agreement.  The indemnity rights set forth in this Section 4.6(b)

shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

Section 4.7.                                Collateral Agent in Its Individual Capacity.  Bank of America, N.A. and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Affiliates as though such Person was not the Collateral Agent hereunder.  With respect to any obligations owed to it under the Credit Facility Agreement, Bank of America, N.A. shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include the Collateral Agent in its individual capacity.

Section 4.8.                                Successor Collateral Agent.

(a)                                  The Collateral Agent may resign at any time upon 60 days’ written notice to the Creditors and the Company and may be removed at any time, with or without cause, by the Majority Creditors by written notice delivered to the Company, the Collateral Agent and the Creditors.  After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was the Collateral Agent under this Agreement.

(b)                                 Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state banking authority; and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent.  If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 60 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b).  The Creditors hereby consent to such petition and appointment so long as such criteria are met.

(c)                                  The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.

(d)           The appointment of a successor Collateral Agent pursuant to Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent.  Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.  Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance.  The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor.  The Company, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute the same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

SECTION 5.           ACTIONS BY THE COLLATERAL AGENT.

Section 5.1.           Duties and Obligations.  The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

Section 5.2.           Notification of Default.  If the Collateral Agent has been notified in writing that a Default or an Event of Default has occurred, the Collateral Agent shall notify the Creditors and may notify the Company of such determination.  Any Creditor which has actual knowledge of a Default or an Event of Default, shall deliver to the Collateral Agent a written statement to such effect (a “Default Notice”).  Failure to deliver a Default Notice to the Collateral Agent, however, shall not (a) constitute a waiver of such Default or Event of Default by the Creditors or (b) impair any rights of such Creditor hereunder.  No Default Notice from any Creditor shall be required to be given (i) if such Event of Default is waived or cured by amendment prior to the time a Default Notice is delivered or (ii) if notice of such Event of Default has previously been delivered to the Collateral Agent.  Upon receipt of a Default Notice or a notice as required by Section 4.4 from a Creditor, the Collateral Agent shall promptly (and in any event no later than five (5) Business Days after receipt of such notice in the manner provided in Section 7.8 hereof) issue its “Notice of Default” to all Creditors.  The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify a date on which responses are due.

Section 5.3.           Exercise of Remedies.  Except for the preservation of Collateral (and similar actions) in exigent circumstances to prevent the damage, destruction or perishing of the Collateral or to the extent expressly authorized herein, the Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice delivered to the Collateral Agent and signed by the Majority Creditors; provided, however, that if, solely in connection with the initial exercise of remedies against the Collateral, such action has not been approved by (a) Noteholders holding more than 50% of the aggregate outstanding principal amount of the indebtedness evidenced by the Private Placement Notes and (b) Credit Facility Lenders holding more than 50% of the sum of (i) Total Outstandings (as defined in the Credit Facility Agreement) and (ii) aggregate unused Revolving Credit

Commitments aggregate (as defined in the Credit Facility Agreement), in each case, voting as a separate class, then the Collateral Agent shall not take such action until ten (10) Business Days have elapsed from the date of the Collateral Agent’s request for approval (during which time the disapproving Creditors shall have the opportunity to voice their objections and potentially alter the voting of the Majority Creditors).

Section 5.4.           Changes to Security Documents.  Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Requisite Creditors.

Section 5.5.           Release of Collateral.  Unless an Event of Default has occurred and is continuing and the Collateral Agent shall have received a Default Notice in connection therewith, the Collateral Agent may (but shall not be obligated to), without the approval of the Majority Creditors as required by Section 5.3 hereof, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Affiliates pursuant to the Note Agreement and the Credit Facility Agreement and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral so long as, if such sale or disposition causes the Company to be required to make a mandatory prepayment of the loans under the Credit Facility Agreement or an offer to prepay the Private Placement Notes under the Note Agreement, the proceeds from such sale or disposition are used to prepay such loans and, to the extent such offer has been accepted (or deemed to have been accepted) under the Note Agreement, the Private Placement Notes in accordance with the terms of the Credit Facility Agreement and the Note Agreement.  In determining whether any such release is permitted, the Collateral Agent may rely upon the instructions or stipulation from the class of Majority Creditors party to such agreement.

Section 5.6.           Other Actions.  The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Creditors.  Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond those duties imposed by Section 207 of Article 9 of the Uniform Commercial Code with respect to any Collateral in the Collateral Agent’s actual possession.

Section 5.7.           Cooperation.  To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such reasonable action and cooperate with the Collateral Agent to reasonably ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.8.           Distribution of Proceeds.  All amounts owing with respect to the Senior Secured Obligations shall be secured pro rata by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable.  The Collateral Agent shall distribute any Company Proceeds  or Preferential Amount received by it in accordance with the provisions of this Section 5.8.  Upon any realization upon the Collateral and/or the receipt of any payments under any Security Document after the occurrence of an Enforcement Event and any payments under any Guaranty and any other guaranty of any Senior Secured Obligations, the Creditors agree that the proceeds thereof shall be applied:

first, to any amounts owing to the Collateral Agent by the Company or the Creditors pursuant to this Agreement or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses);

second, equally and ratably to the payment of all amounts of the Senior Secured Obligations constituting reimbursement of expenses (including attorney fees and other expenses of other professionals) and indemnities (other than breakage costs) required to be paid pursuant to the Note Agreement or the Credit Facility Agreement;

third, equally and ratably to the payment of all amounts of interest outstanding that constitute Senior Secured Obligations (other than any Yield-Maintenance Amount or breakage costs but including any periodic payments due under any Hedging Agreement constituting a Senior Secured Obligation) and letter of credit fees and commitment fees that constitute Senior Secured Obligations and are required to be paid pursuant to any Financing Document according to the aggregate amounts of such interest and fees then owing to each Creditor;

fourth, equally and ratably to the payment of all outstanding amounts of principal, Letter of Credit Exposure, the termination value of any Hedging Agreement or Cash Management Agreement, breakage compensation, prepayment premiums and the Yield-Maintenance Amount, if any, which constitute Senior Secured Obligations;

fifth, equally and ratably to all other amounts then due to the Creditors under the Note Agreement and the Credit Facility Agreement;

sixth, equally and ratably to all Disallowed Obligations under the Note Agreement and the Credit Facility Agreement; and

seventh, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto.

Any payment pursuant to this Section 5.8 with respect to the outstanding amount of any undrawn Letters of Credit shall be paid to the Collateral Agent for deposit in an account (the “Letter of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein.  On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letter of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Credit Facility Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letter of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw.  On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letter of Credit Collateral Account an amount equal to the product of (i) the amount then on deposit in the Letter of Credit Collateral Account, and (ii) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.8.  At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letter of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.8.  All payments by the Collateral Agent hereunder shall be made (x) if to a Noteholder, directly to the applicable Noteholder, (y) if to any Credit Facility Secured Creditor, to the Credit Facility Agent for the account of the applicable Credit Facility Secured Creditor and (z) if to the Collateral Agent, directly to the Collateral Agent.

The Company and each Guarantor agrees that in the event the Company or any Guarantor shall make any payment to any Creditor with respect to the Senior Secured Obligations that such Creditor is required to deliver to the Collateral Agent for distribution pursuant to this Section 5.8, then, notwithstanding that such payment was initially delivered to such Creditor, such payment shall discharge the Senior Secured Obligations to the extent such payment is distributed with respect to the various Senior Secured Obligations pursuant to the provisions of this Section 5.8.

Section 5.9.           Authorized Investments.  Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments.  Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.8.  The Collateral Agent may hold any such funds in a common interest bearing account.  The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.9 in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness.  In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.9.

Section 5.10.        Determination of Amount of Senior Secured Obligations.

(a)           In determining the amount of the Senior Secured Obligations owed to each Creditor and the portions thereof which are due on account of principal, interest, fees or expenses or otherwise, the Collateral Agent may request from each Creditor, and shall be entitled to rely upon, a statement from each Creditor setting forth the Senior Secured

Obligations owed to it in such detail as shall permit the Collateral Agent to make the foregoing distributions.  In the event of any dispute between any Creditors as to the Senior Secured Obligations owed to them or the amounts thereof, the Collateral Agent shall be entitled to hold such portion of the proceeds to be distributed as are subject to such dispute pending the resolution by the parties or pursuant to a judicial determination.

(b)           If in connection with a Bankruptcy Proceeding of the Company any portion of the Senior Secured Obligations referred to in clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a “Disallowed Obligation”), then such Disallowed Obligation shall not be included in the calculation of amounts to be paid pursuant to clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 but shall be included in clause SIXTH of Section 5.8; provided, that in no event shall a claim pursuant to a Guaranty or any other guaranty of a Senior Secured Obligation be included as a Disallowed Obligation unless the Senior Secured Obligation which is guaranteed by such Guaranty or other guaranty also constitutes a Disallowed Obligation.  In no event shall any Creditor take any action to challenge, contest or dispute the validity, extent, enforceability or priority of the Liens or claims of any other Creditor on the Collateral, or that would have the effect of invalidating such liens, or support any person who takes any such action.  Each of the Creditors agrees that it will not take any action to challenge, contest or dispute the validity, extent, enforceability or the secured status of any other Creditor’s claims against the Company (other than any such claim resulting from the breach of this Agreement), or that would have the effect of invalidating such claim or support any person who takes any such action.  For the avoidance of doubt, a Creditor’s claims that constitute Senior Secured Obligations shall be included in any distribution of proceeds pursuant to Section 5.8 whether or not a Lien held by such Creditor is invalidated or set aside.  This Section 5.10(b) is without prejudice to the obligation of the Credit Facility Lenders to reimburse the Credit Facility Agent for fees, expenses and other charges under the terms of the Credit Facility Agreement irrespective of the disallowance of such fees, expenses or charges.

(c)           If in connection with a Bankruptcy Proceeding of Company, the fees and expenses of the Collateral Agent referred to in clause First of Section 5.8 are determined to be unenforceable or are disallowed, in whole or in part, each Creditor agrees to pay its Indemnity Share of such fees and expenses.

Section 5.11.        Reinstatement.  If at any time the Collateral Agent or any Creditor shall be required to restore or return, or if such Person restores or returns in good faith settlement of pending or threatened avoidance claims, to the Company or any Guarantor or to the bankruptcy estate of the Company or any Guarantor any payments or distributions theretofore applied to the Senior Secured Obligations or any portion thereof, whether by reason of the insolvency, bankruptcy, reorganization or other similar event in respect of the Company (a “Returned Amount”), then, (a) the Collateral Agent (or Creditor, as applicable) shall promptly give notice of the Returned Amount to each Creditor and (b) each of the Creditors shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Creditor, as the case may be) such amounts as are necessary such that each Creditor shall have received and retained the amount it would have received under Section 5.8 had the Returned Amount not previously been distributed (its “Returned Amount Share”).  If any Creditor (a “Non-Returning Secured Creditor”) fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions otherwise payable to such Non-Returning Secured Creditor an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Returned Amount Share.  The Collateral Agent shall also have the right to collect from such Non-Returning Secured Creditor, or withhold from any distributions under Section 5.8 to otherwise be made to such Non-Returning Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Returning Secured Creditor’s Returned Amount Share.  The agreements in this Section 5.11 shall survive the payment of the Senior Secured Obligations and the termination of the Financing Documents or this Agreement.

SECTION 6.           BANKRUPTCY PROCEEDINGS.

The following provisions shall apply during any Bankruptcy Proceeding of the Company or any Affiliate of the Company:

(a)           The Collateral Agent shall act on the instructions of the Majority Creditors with respect to the administration of the Collateral in such Bankruptcy Proceeding (including with respect to questions regarding adequate protection and post-petition use of Collateral) and each Creditor agrees to be bound by such instructions with respect to matters pertaining to the Collateral; provided that no such vote by the Majority Creditors shall treat the Noteholders or the Revolving Credit Facility Lenders differently with respect to rights in the Collateral.

(b)           Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral.  Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible.  If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(c)           Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.8.

(d)           No Creditor shall enter into any post-petition financing arrangements with the Company or any Affiliate of the Company in any Bankruptcy Proceeding unless authorized in writing by the Majority Creditors and unless all Creditors shall have been given the opportunity to participate ratably in such post-petition financing arrangements.

SECTION 7.           MISCELLANEOUS.

Section 7.1.           Creditors; Other Collateral.  The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company and their Affiliates, including, without limitation, the Guarantors, in which the Collateral Agent at any time acquires a security interest or Lien pursuant to the Security Documents, the Note

Agreement, the Credit Facility Agreement including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, security agreement, pledge agreement or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors.

Section 7.2.           Marshalling.  The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3.           Consents, Amendments, Waivers.  All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Requisite Creditors referred to in clause (a) of the definition thereof, the Credit Facility Agent and the Collateral Agent.

Section 7.4.           Governing Law.  This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois.

Section 7.5.           Parties in Interest.  All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor may assign or transfer its rights hereunder or under the Security Documents without such assignees or transferees agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein; provided further, (a) that with respect to the Secured Lender Parties (other than the Credit Facility Agent), the requirements of this Section 7.5 shall be satisfied upon satisfaction of the assignment provisions set forth in the Credit Facility Agreement and (b) that with respect to the Credit Facility Agent, the requirements of this Section 7.5 shall be satisfied upon the satisfaction of the resignation of the Credit Facility Agent in accordance with the terms of the Credit Facility Agreement and appointment of a successor thereto in accordance with the terms of the Credit Facility Agreement.

Section 7.6.           Counterparts.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of executed counterparts of this Agreement electronically or by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

Section 7.7.           Termination.  Subject to Section 5.11, upon payment in full of the Senior Secured Obligations in accordance with their respective terms, the termination of the Commitments and the expiration or cancellation of all undrawn Letters of Credit under the Credit Facility Loan Documents, this Agreement shall terminate.

Section 7.8.           Notices.  Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	Bank of America, N.A.
231 S. LaSalle Street
Mail Code: IL1-231-10-41 Chicago, IL 60697
Attention: Suzanne M. Paul
Telephone: 312-923-1640
Telecopier: 877-206-8435
Electronic Mail: suzanne.m.paul@bankofamerica.com

If to any Credit Facility Secured Creditor, at:	c/o Credit Facility Agent, Bank of America, N.A.
231 S. LaSalle Street
Mail Code: IL1-231-10-41 Chicago, IL 60697
Attention: Suzanne M. Paul
Telephone: 312-923-1640
Telecopier: 877-206-8435
Electronic Mail: suzanne.m.paul@bankofamerica.com

If to any Noteholder, at:	Such address as set forth for such Noteholder on Schedule 1 hereto

If to the Company, at:	KapStone Kraft Paper Corporation
1101 Skokie Blvd., STE 300 Northbrook, IL 60062
Attention: Andrea K. Tarbox
Telephone: 847-239-8812
Telecopier: 847-919-3833
Electronic Mail: andrea.tarbox@kapstonepaper.com

or at such other address for notice as the Collateral Agent, such Creditor or the Company shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose.  Notwithstanding any provision of this Agreement to the contrary, all notices to the Secured Lender Parties shall be delivered to the Credit Facility Agent.   The obligation of any Credit Facility Secured Creditor to give notice hereunder may be satisfied by the giving of such notice by the Credit Facility Agent.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

BANK OF AMERICA, N.A., as Collateral Agent

By	/s/ Suzanne M. Paul
	Name:	Suzanne M. Paul
	Title:	Vice President

BANK OF AMERICA, N.A., as Credit Facility Agent

By	/s/ Suzanne M. Paul
	Name:	Suzanne M. Paul
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

Each of the undersigned hereby acknowledges (a) the terms of the foregoing Agreement, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, and (c) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

KAPSTONE KRAFT PAPER CORPORATION

By	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	CEO

KAPSTONE PAPER AND PACKAGING
CORPORATION

By	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chairman and CEO

KAPSTONE CHARLESTON KRAFT LLC

By	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	CEO

SCHEDULE 1

INFORMATION RELATING TO THE NOTEHOLDERS

1.                                      The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza

180 North Stetson, Suite 5600

Chicago, IL  60601-6716

Attn:   Managing Director

Telephone: (312) 540-4204

EXHIBIT A

SECURITY DOCUMENTS

1.	Security and Pledge Agreement dated July 1, 2008 between the Guarantors and the Collateral Agent;

2.	Deposit Account Control Agreement dated July 1, 2008 between the Company, the Collateral Agent and PNC Bank, National Association;

3.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Charleston County, SC;

4.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Kershaw County, SC;

5.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Berkeley, SC;

6.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Dorchester County, SC;

7.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Hampton County, SC;

8.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Newberry County, SC;

9.	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Dorchester County, SC;

10.	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Georgetown County, SC;

11.	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Berkeley County, SC;

12.	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Colleton County, SC;

13.	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Halifax County, NC;

14.	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Northampton County, NC (Aircraft property);

15.	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from the Subsidiary Guarantor to be recorded in Northampton County, NC;